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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 13, 1998, except for Note 3(a), as to which the date is February 19, 1998, and Note 3 (b) which is as of January 30, 1999 relating to the financial statements of StyleSite Marketing, Inc. (formerly Diplomat Direct Marketing Corporation) and Subsidiaries as of September 30, 1997 and for the year then ended and for the nine months ended September 30, 1996 and of our report dated January 30, 1999 relating to the statements of operations and cash flows of Lew Magram Ltd. for the six months ended June 30, 1997 and of our report dated August 24, 1998 relating to the financial statements of Jean Grayson's Brownstone Studio, Inc. as of December 31, 1996 and 1995 and for each of the years ended December 31, 1996 and 1995 in Amendment No. 2 to the Registration Statement on Form S-1 and the related Prospectus of StyleSite Marketing, Inc. (formerly Diplomat Direct Marketing Corporation).

                                          /s/ FELDMAN SHERB HOROWITZ & CO., P.C.
                                          -------------------------------------
                                          Feldman Sherb Horowitz & Co., P.C.
                                          (formerly Feldman Sherb Ehrlich & Co.,
                                           P.C.)
                                          Certified Public Accountants

New York, New York
November 1, 1999